UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2021

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36198	46-2286804
(Commission File Number)	(IRS Employer Identification No.)

5660 New Northside Drive, Third Floor Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 857-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 11, 2021, Intercontinental Exchange, Inc. (the “Company”) issued a press release announcing that Bakkt Holdings, LLC, a Delaware limited liability company and majority-owned indirect subsidiary of the Company (“Bakkt”), has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VPC Impact Acquisition Holdings, a special purpose acquisition company organized under the laws of the Cayman Islands (“VIH”), and Pylon Merger Company LLC, a Delaware limited liability company and wholly owned subsidiary of VIH (“Merger Sub”).

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, VIH will domesticate and become a Delaware corporation (the “Domestication”) and be renamed “Bakkt Holdings, Inc.” (“Bakkt Pubco”) and, following the Domestication, Merger Sub will merge with and into Bakkt (the “Merger”), with Bakkt surviving the Merger. Upon the consummation of the Merger (the “Closing”), Bakkt Pubco will be organized in an “Up-C” structure in which substantially all of the assets and the business of Bakkt Pubco will be held by Bakkt and its subsidiaries, and Bakkt Pubco’s only direct assets will consist of its membership interests in Bakkt. Upon the Closing, Bakkt Pubco is expected to have a class of common stock listed on the New York Stock Exchange.

Also on January 11, 2020, following the entry into the Merger Agreement, Intercontinental Exchange Holdings, Inc. (“ICEH”), a wholly owned direct subsidiary of the Company and holder of a majority of the membership interests in Bakkt, entered into a support agreement with Bakkt and VIH, pursuant to which ICEH has agreed to vote in favor of the Merger and the other transactions contemplated by the Merger Agreement and against any competing transaction. Neither the Merger Agreement nor any transaction contemplated thereby, including the Merger, requires the approval of the stockholders of the Company.

The Merger Agreement contemplates that, at the Closing, ICEH, which is expected to own a majority of the common stock of Bakkt Pubco immediately following the Merger, will enter into a voting agreement with Bakkt Pubco (the “Voting Agreement”). Pursuant to the Voting Agreement, ICEH will agree to vote on any matter submitted to a vote or consent of the stockholders of Bakkt Pubco, for so long as ICEH owns at least 50% of the total voting power of Bakkt Pubco common stock, any shares of common stock of Bakkt Pubco owned by ICEH in excess of 30% of the outstanding voting power of Bakkt Pubco, in the same percentages, for and against the relevant matter, as votes were cast by all stockholders of Bakkt Pubco other than ICEH. As a consequence of the Voting Agreement and Bakkt Pubco’s other governance arrangements, following the Closing, the Company expects to reclassify Bakkt Pubco as an equity method investment of the Company and Bakkt will therefore cease to be consolidated with the Company’s financial statements.

Also on January 11, 2021, concurrently with the execution of the Merger Agreement, VIH entered into subscription agreements with certain investors (collectively, the “PIPE Investors”), pursuant to which, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for additional equity in Bakkt Pubco for an aggregate purchase price equal to $325,000,000 (the “PIPE Investment”). The PIPE Investors include ICEH, which committed to purchase additional equity in Bakkt Pubco that would comprise up to $50,000,000 of the PIPE Investment. The PIPE Investment will be consummated immediately prior to the Closing.

A copy of the Company’s press release announcing Bakkt’s entry into the Merger Agreement and ICEH’s participation in the PIPE Investment is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated January 11, 2021

104	The cover page from Intercontinental Exchange, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: January 11, 2021	By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel